       As filed with the Securities and Exchange Commission on May 8, 2003
                              Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                     North American Technologies Group, Inc.
             (Exact name of Registrant as Specified in Its Charter)

Delaware                                                        33-0041789
(State or Other Jurisdiction of                           (I.R.S. Employer
Incorporation or Organization)                           Identification No.)


                              14315 West Hardy Road
                              Houston, Texas 77060
               (Address of Principal Executive Offices) (Zip Code)

             Consulting and Marketing License Agreement and related Non-Qualified Stock Option Agreement with Mark Neuhaus
                            (Full Title of the Plan)

                                 Kevin C. Maddox
                             Chief Financial Officer
                              14315 West Hardy Road
                              Houston, Texas 77060
                     (Name and Address of Agent for Service)

   Telephone Number, Including Area Code, of Agent for Service: (281) 847-0029

                                    Copy to:
                                 Rita J. Leader
                                Boyer & Ketchand
                         Nine Greenway Plaza, Ste. 3100
                              Houston, Texas 77046

                         CALCULATION OF REGISTRATION FEE

Title of securities        Amount to be     Proposed          Proposed maximum      Amount of
to be registered           registered**     maximum           aggregate offering    registration fee
                                            offering price    price*
                                            per unit*
Common Stock
 $.001 par value          2,500,000 shares  $     .60         $ 1,500,000.00        $121.35


* Estimated solely for purposes of computing the registration fee, at the average of the high and low sale price per share on May 7, 2003 as reported on the Nasdaq SmallCap Market, pursuant to Rule 457(h).

** The number of shares may be adjusted to prevent dilution from stock splits, stock dividends and similar transactions. The Registration Statement shall cover any such additional shares in accordance with Rule 416(a).

     ----------------------------------------------------------------------
                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following document filed by North American Technologies Group, Inc. ("NATK" or the "Company") with the Securities and Exchange Commission ("SEC") is incorporated in this prospectus by reference:

         NATK's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002.

         All documents filed by NATK with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Registration Statement and prior to the termination of the offering of the Common Stock covered by this Registration Statement shall be deemed to be incorporated herein by reference and to be a part hereof from the respective date of filing of each such document.

ITEM 4.    DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article IX of the Restated Certificate of Incorporation states that directors of the Registrant shall not be liable for monetary damages for breach of fiduciary duty "to the full extent permitted by the General Corporation Law of Delaware as the same exists or may hereafter be amended." The Registrant is also empowered by Section 102(b) of the Delaware General Corporation Law to include a provision in the Certificate of Incorporation which would limit a director's liability to the Registrant or its stockholders for monetary damages for breaches of fiduciary duty as a director. Article VIII of the Restated Certificate of Incorporation provides such a limitation. As Delaware law now exists, directors will remain liable for damages for (i) breach of their duty of loyalty to the Registrant and its stockholders; (ii) their failure to act in good faith; (iii) their intentional misconduct or knowing violation of law; (iv) improper dividend payments, stock repurchases or redemptions; and (v) any transaction from which the director derived an improper personal benefit.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.    EXHIBITS.

         The following exhibits are filed with this Registration Statement:

         5     Opinion of Boyer & Ketchand.

         10.1 Consulting and Marketing License Agreement between NATK and Mark Neuhaus dated April 23, 2003.

         10.2 Non-Qualified Stock Option Agreement between NATK and Mark Neuhaus dated April 23, 2003.

         23.1  Consent of Mann Frankfort Stein & Lipp CPAs, L.L.P.

         23.2  Consent of BDO Seidman, LLP

         23.3  Consent of Boyer & Ketchand (contained in Exhibit 5)

         24    Power of Attorney (see "Signatures")

ITEM 9.    UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in this Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

 provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities offered at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Act, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission that such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 7, 2003.

                          NORTH AMERICAN TECHNOLOGIES GROUP, INC.

                             By:/s/ Henry W. Sullivan

                             ------------------------------------
                             Henry W. Sullivan,
                             President and Chief Executive Officer

                             By:/s/ Kevin C. Maddox

                             ------------------------------------
                             Kevin C. Maddox,
                             Chief Financial Officer and
                             Principal Accounting Officer

                                POWER OF ATTORNEY

         Each of the undersigned whose signature appears below hereby constitutes and appoints Henry W. Sullivan and Kevin C. Maddox, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, under the Securities Act of 1933.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                        Title                       Date

/s/ Franklin  A. Mathias         Chairman and Director       May 7, 2003
------------------------
Franklin A. Mathias

/s/ Henry W. Sullivan            Chief Executive Officer     May 7, 2003
---------------------
Henry W. Sullivan                President and Director

/s/ Kevin C. Maddox              Chief Financial Officer     May 7, 2003
-------------------
Kevin C. Maddox                  Director

/s/ Robert E. Chain              Director                    May 7, 2003
-------------------
Robert E. Chain


-----------------
Edwin H. Knight                  Director                    May 7, 2003

/s/ Dean L. Ledger               Director                    May 7, 2003
------------------
Dean L. Ledger

/s/ Tim R. Reeves                Director                    May 7, 2003
-----------------
Tim R. Reeves

                                 Director                    May 7, 2003
-----------------------
William C. Thompson


------------------
Frank J. Vella                   Director                    May 7, 2003


---------------------
Douglas C. Williamson            Director                    May 7, 2003

                                  EXHIBIT INDEX

5      Opinion of Boyer & Ketchand.

10.1 Consulting and Marketing License Agreement between NATK and Mark Neuhaus dated April 23, 2003.

10.2 Non-Qualified Stock Option Agreement between NATK and Mark Neuhaus dated April 23, 2003.

23.1   Consent of Mann Frankfort Stein & Lipp CPAs, L.L.P.

23.2   Consent of BDO Seidman, LLP

23.3   Consent of Boyer & Ketchand (contained in Exhibit 5)

24     Power of Attorney (see "Signatures")